Exhibit 99.1

Investor Relations Contact:
Calvin Fudge
NEON Systems, Inc.
(281) 491-4200 (U.S.)
calvin.fudge@neonsys.com

NEON SYSTEMS ANNOUNCES FISCAL 2006

FIRST QUARTER FINANCIAL RESULTS

SUGAR LAND, TX (August 15, 2005) - NEON Systems, Inc. (NASDAQ: NEON) today announced financial results for its fiscal year 2006 first quarter ended June 30, 2005. Total revenue for the first quarter of fiscal 2006 was $4.3 million, a 20% increase from $3.6 million in the first quarter of the prior year. Operating loss for the first quarter of fiscal 2006 was $1.2 million, which included $469,000 of non-cash amortization of acquired intangible assets, compared to an operating loss of $293,000 in the first quarter of the prior year. Net loss for the first quarter of fiscal year 2006 was $1.0 million, or $0.11 per share on a diluted basis, compared to net income of $967,000, or $0.10 per share on a diluted basis, for the corresponding period in the prior year. Included in net income during the first quarter of the prior fiscal year was a $1.2 million gain from the sale of certain notes receivable. Non-GAAP net loss for the first quarter of fiscal year 2006 was $532,000 or $0.06 per share.  Non-GAAP results exclude amortization of acquired intangible assets; see the reconciliation of GAAP net loss to non-GAAP net income (loss) below NEON’s Consolidated Statement of Operations.

“Earlier this year, we committed that we would develop a unified mainframe integration platform from the best of NEON’s proven Shadow codebase and the technology assets acquired from Clientsoft and InnerAccess Technologies during 2004. In keeping to that promise, we recently unveiled Shadow RTE, the industry’s first mainframe on-ramp for the Enterprise Service Bus,” said Mark Cresswell, President and CEO, NEON Systems, Inc. “Even with the product launch only days old, we have multiple customer engagements underway and just announced a reseller agreement for Shadow RTE with webMethods, an industry leading vendor of business integration and optimization software. Developments such as these speak to the focus of NEON’s management on our annual performance and the fundamentals of delivering a compelling software solution to the market. We are thrilled with the opportunities that our new product is creating and feel our message of a unified platform for mainframe integration is resonating well with our customers and partners,” added Cresswell.

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NEON FY 2006 Q1- FINANCIAL EARNINGS /add 1

NEW STRATEGIC PARTNERSHIPS

NEON and webMethods Inc. (NASDAQ: WEBM), a leading business integration and optimization software company,  recently announced a new reseller agreement and strategic partnership that allows webMethods to extend the webMethods Fabric™ product suite with Shadow RTE® mainframe integration technology providing customers with a true cross-functional, standards-based platform that seamlessly combines support for Service-Oriented Architectures and Event-Driven Architectures within a single solution.

NEON announced strategic alliances with two of the largest global IT services companies. Wipro Technologies, the global IT services division of Wipro Limited (NYSE:WIT), announced a strategic alliance to wrap NEON’s Shadow RTE mainframe integration technology into its expanding Web services and SOA practice solution set. Infosys® Technologies (NASDAQ:INFY), a global consulting and IT solutions company,  announced that they would incorporate NEON’s industry leading mainframe integration tools and expertise into Infosys’ SOA & legacy modernization offerings.

FIRST QUARTER HIGHLIGHTS

•                  NEON sold its notes receivables from Neon Enterprise Software, Inc., for $4.4 million in cash and a promissory note for $2.2 million. The notes were sold to John J. Moores.

•                  NEON added significant new customers for its industry leading mainframe Web services solution, Shadow z/Services, including Bank of New York, State of Delaware and National Rural Electric Cooperative Association (NRECA).

•                  NEON delivered new capabilities for its industry-leading mainframe business event management solution, Shadow z/Events, extending capabilities for non-invasive capture, enrichment and publication of events occurring within Native VSAM and Adabas mainframe databases.

•                  NEON announced complementary support for IBM CICS Transaction Server V3.1 in order to speed mainframe SOA deployments with Web services.

•                  NEON announced an agreement with Oracle to support its BPEL Process Manager that will allow organizations to simplify the integration of mainframe business processes in Service-Oriented Architectures.

STOCKHOLDERS MEETING DATE/TIME

NEON announced it has established the date and time for the Annual Meeting of Stockholders to be conducted in Sugar Land, Texas, on Monday, September 19, 2005.  The meeting will be held at the company’s offices located at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas, 77478 and will begin at 10:00 a.m. CDT.  Only stockholders of record at the close of business on August 11, 2005, are entitled to notice of and to vote at the meeting. NEON anticipates that Proxy materials will be mailed to stockholders of record on or about August 19, 2005.

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NEON FY 2006 Q1- FINANCIAL EARNINGS /add 2

CONFERENCE CALL

NEON’s management team will host a conference call at 4:30 p.m. (EDT) on Monday, August 15, 2005, to discuss its fiscal year 2006 first quarter financial results. Domestic participants may reach the conference call by calling (866-814-8476), passcode (757683). International participants should dial (703-639-1370), passcode (757683). All participants may also listen through a link on the Investor Relations page on the NEON Systems website at http://www.neonsys.com/about_us/investor_relations.asp. Please go to the Website at least fifteen minutes prior to the call to register, download and install any necessary audio software. The conference call will be available until August 22, 2005, for replay on NEON Systems’ website at http://www.neonsys.com/about_us/investor_relations.asp or by calling (888-266-2081), passcode (757683) or for international calls (703-925-2533), passcode (757683).

ABOUT NEON SYSTEMS

NEON Systems, Inc. (NASDAQ: NEON) is a leading provider of enterprise-class mainframe integration solutions, delivering the only unified mainframe integration platform to support the entire range of requirements for modern Service-Oriented Architectures (SOA) and emerging Event-Driven Architectures (EDA). NEON’s Shadow RTE technology is a mainframe Enterprise Service Bus (ESB) “on-ramp” designed to reduce the complexity of mainframe integration allowing large organizations with significant commitment to mainframe systems to streamline incumbent technologies and lower total cost of ownership. NEON’s z/Services and z/Events offerings attack the emerging mainframe Web services and real-time mainframe event-driven markets and are unique in their depth and breadth of support for the requirements of such markets. With extensive mainframe integration expertise, NEON is uniquely qualified to solve the complexities of supporting new business initiatives that must integrate with critical mainframe systems. For more information on the future of mainframe integration, see our website at www.neonsys.com or call 800-505-NEON.

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Use OF NON-GAAP FINANCIAL INFORMATION

NEON provides non-GAAP net income/loss as an additional measure of its operating results. This measure is not in accordance with United States generally accepted accounting principles. NEON believes that non-GAAP net income/loss provides useful information to investors regarding the analysis of its results of operations, and it represents one of the financial measures management utilizes in its planning activities.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby and the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of management, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: development by competitors of new or competitive products or services, the entry into the market by new competitors, the ability to recruit and retain qualified personnel, the ability to retain customers or attract customers from other businesses, the uncertainties of whether new software products and product strategies will be successful, the sufficiency of NEON Systems’ working capital and market and general economic conditions. Please refer to the risk factors described in NEON Systems’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on June 29, 2005 for a detailed description of these risks and others that could cause actual results to differ materially from the forward-looking statements.

Copyright

The NEON logo, Shadow, Shadow Direct and Shadow Web Server are registered trademarks, and Shadow z/Connect, Shadow z/Events, Shadow z/Services and Shadow RTE are trademarks of NEON Systems, Inc. in the USA and in other select countries.  All other trademarks, service marks and product or service names are the property of their respective owners.

NEON SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	JUNE 30, 2005	MARCH 31, 2005
	(UNAUDITED)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$17,317	$13,317
Accounts receivable, net	1,840	5,056
Notes receivable, net	—	4,260
Prepaid and other current assets	1,107	1,112
Total current assets	20,264	23,745

Property and equipment, net	688	725
Acquired intangibles, net	7,917	8,386
Goodwill	9,594	9,594
Other assets	527	550
Total assets	$38,990	$43,000

LIABILITIES & STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,561	$3,359
Deferred revenue	6,816	7,485
Total current liabilities	8,377	10,844

Non-current Liabilities:
Accrued liabilities	629	678
Deferred revenue	3,495	4,138
Deferred income taxes	488	493
Total liabilities	12,989	16,153

STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value. Authorized 10,000,000 shares; no shares issued and outstanding	—	—
Common stock, $.01 par value. Authorized 30,000,000 shares; 9,558,198 and 9,499,544 shares issued and outstanding at June 30, 2005 and March 31, 2005, respectively	105	104
Additional paid-in capital	54,829	54,708
Treasury Stock, 913,400 shares at cost	(2,649)	(2,649)
Accumulated other comprehensive loss	(385)	(418)
Accumulated deficit	(25,899)	(24,898)
Total stockholders’ equity	26,001	26,847
Commitments and contingencies

Total liabilities and stockholders’ equity	$38,990	$43,000

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NEON SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	THREE MONTHS ENDED JUNE 30,
	2005	2004
Revenues:
License	$986	$1,103
Maintenance	3,020	2,420
Service	286	48
Total revenues	4,292	3,571

Cost of revenues:
Cost of license	476	32
Cost of maintenance	311	364
Cost of service	106	—
Total cost of revenues	893	396

Gross profit	3,399	3,175

Operating expenses:
Sales and marketing	2,167	1,555
Research and development	1,359	983
General and administrative	1,094	930
Total operating expenses	4,620	3,468

Operating loss	(1,221)	(293)

Gain on sale of notes receivable	86	1,215
Interest and other income, net	147	45

Income (loss) before income taxes	(988)	967
Income taxes	13	—
Net income (loss)	$(1,001)	$967

Earnings per common share — basic:
Net income (loss)	$(0.11)	$0.11

Earnings per common share — diluted:
Net income (loss)	$(0.11)	$0.10

Weighted average shares outstanding:
Basic	9,510	8,915
Diluted	9,510	9,379

Reconciliation of GAAP net income (loss) to non-GAAP net income (loss):

Net income (loss), GAAP	$(1,001)	$967
Amortization of acquired intangible assets	469	—
Net income (loss), non-GAAP	$(532)	$967

Net income (loss) per share – diluted, non-GAAP	$(0.06)	$0.10